SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

August 13, 2001

(Date of earliest event reported)

FIDELITY NATIONAL FINANCIAL, INC.

(Exact name of Registrant as specified in charter)

Delaware	333-65837	86-0498599

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

17911 Von Karman Avenue, Suite 300, Irvine, CA	92614

(Address of principal executive offices)	(Zip Code)

(949) 622-4333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed, since last report.)

Page 1 of 4 Pages

ITEM 5. OTHER EVENTS.
ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS
SIGNATURE
EXHIBIT INDEX
EXHIBIT 25.1
EXHIBIT 99.1

ITEM 5. OTHER EVENTS.

     Announcement of Plans for Public Offering of Debt Securities

     On August 13, 2001, Fidelity National Financial, Inc. (the “Registrant”) announced that it plans to make a public offering of $250,00,000 principal amount of its 7.30% Notes due August 15, 2011 ( the “Offering”). The Registrant will make the Offering under the Registrant’s effective S-3 Shelf Registration filed with the Securities and Exchange Commission (the “Shelf Registration”) covering the issuance from time to time of up to $500 million of various securities of the Registrant, including, among other securities, the Registrant’s debt securities. Any offer, if at all, will be made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. Copies of a prospectus with respect to this offering may be obtained from Lehman Brothers, Inc., Three World Financial Center, New York, NY 10285.

     The net proceeds from this Offering will be used to repay indebtedness under the Registrant’s existing $800 million syndicated credit agreement. Lehman Brothers will serve as the lead manager, with Banc of America Securities LLC and Bear, Stearns & Co. serving as co-managers.

     The press release describing the Offering is attached hereto as Exhibit 99.1.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

(a)  - (b) Not applicable.

(c)  Exhibits.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2001	FIDELITY NATIONAL FINANCIAL, INC.

/s/ Alan L. Stinson

Alan L. Stinson Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit	Method of Filing

25.1	Statement of Eligibility of Trustee on Form T-1 for The Bank of New York as Trustee	Filed electronically herewith

99.1	Press Release of Fidelity National Financial, Inc. dated August 13, 2001	Filed electronically herewith